UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     FORM 8-A

     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
     PURSUANT TO SECTION 12(b) OR (g) OF THE
     SECURITIES EXCHANGE ACT OF 1934


     INFORMATION REQUIRED IN REGISTRATION STATEMENT

     U.S.B. HOLDING CO., INC.
     (Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)               (I.R.S. Employer
                                                        Identification No.)
                                                          36-3197969

100 Dutch Hill Road, Orangeburg, New York              10962

(Address of  principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                       each class is to be registered

     Common Stock                            American Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(g) of the Act:

            NONE
      (Title of class)

Item 1.  Description of Registrant s Securities to be Registered

The Securities to be registered are the shares of Common Stock, par value $5.00 per share (the Common Stock ), of U.S.B. Holding Co., Inc. (the Registrant ). The Common Stock is described under the caption Common Stock of the Company in the Registrant s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (Registration No.33-72788) on December 10, 1993, as amended by Post-Effective Amendment No. 1 filed on August 2, 1994. Such description is incorporated by reference in this Form 8-A pursuant to the Instruction to Item 1 of such Form.

Item 2.  Exhibits

The Securities described herein are registered pursuant to Section 12(b) of the Act. Acordingly, in accordance with Part II to the Instructions, the following exhibits will be filed with the American Stock exchange but not with the Securities and Exchange Commission.

1. Annual Report to Shareholders and Annual Report on SEC Form 10-K for the fiscal year ended December 31, 1995;

2. Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996;

3. Current Reports on SEC Form 8-K dated January 12, 1996, January 28, 1997 and February 6, 1997.

4.   Proxy Statement dated April 15, 1996;

5. Copy of the Certificate of Incorporation, including amendments, and Bylaws of Registrant;

6.   Specimen of the Certificate for Common Stock.


SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) U.S.B. Holding Co., Inc.

Date      March 17, 1997
By
          Steven T. Sabatini
          Executive Vice President and Chief Financial Officer